Exhibit 99
News Release
NYSE: MYE
Contact(s):
Donald A. Merril, Vice President & Chief
Financial Officer (330) 253-5592
FOR IMMEDIATE RELEASE
Max Barton, Director, Corporate Communications
& Investor Relations (330) 253-5592
Myers Industries Reports 2009 First Quarter Results
Solid results in challenging economy; earnings per share of $0.14 including special expenses for restructuring programs; EPS of $0.25 excluding special expenses
April 16, 2009, Akron, Ohio— Myers Industries, Inc. (NYSE: MYE) today reports results for the first quarter ended March 31, 2009. Highlights from continuing operations include:
•	Net sales for the first quarter were $190.1 million compared to $249.3 million in the first quarter of 2008 due to continued demand weakness across the Company’s markets.

•	Gross profit as a percent of sales was 29.0% in the first quarter compared to 24.0% in the first quarter of 2008. The increase is primarily due to favorable pricing and raw material costs, as well as LIFO inventory reductions and benefits from the Company’s ongoing restructuring plans.

•	Including special pre-tax expenses of $6.4 million related to restructuring and optimization programs, income from continuing operations was $5.1 million or $0.14 per share in the first quarter. This compares to income of $8.6 million or $0.25 per share in the first quarter of 2008.

•	Excluding special expenses, income net of taxes was $8.9 million or $0.25 per share in the first quarter of 2009 as compared to $0.25 per share in 2008.
President and Chief Executive Officer John C. Orr said, “Despite the continuation of challenging economic conditions, we posted solid first quarter results. Pricing initiatives, benefits from our restructuring and optimization programs and higher-value sales opportunities were contributing factors. While we are encouraged by these results, we remain cautious given the weak economic environment.”
2009 First Quarter Results from Continuing Operations — Consolidated and by Segment:

$ millions, except per share data

	First Quarter Ended March 31
Consolidated Results:	2009	2008	% Change
Net Sales	$190.1	$249.3	-24%
Income Before Taxes	$8.3	$13.8	-40%
Income, Net of Taxes	$5.1	$8.6	-41%
Income Per Share	$0.14	$0.25	-44%

Segment	First Quarter Ended March 31			Segment Income	First Quarter Ended March 31
Net Sales	2009	2008	% Change	(Loss) Before Taxes	2009	2008	% Change
Lawn & Garden	$76.4	$92.4	-17%	Lawn & Garden	$11.7	$8.1	44%
Material Handling	$58.0	$72.7	-20%	Material Handling	$6.7	$8.6	- 23%
Distribution	$36.3	$44.5	-18%	Distribution	$2.2	$3.3	- 33%
Auto & Custom	$27.1	$46.4	-42%	Auto & Custom	$(3.0)	$1.5	—

1293 South Main Street • Akron, Ohio 44301 • (330) 253-5592 • Fax: (330) 761-6156	NYSE / MYE
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Myers Industries Reports 2009 First Quarter Results— 04/16/09	page 2 of 3
The decline in sales across the Company’s segments during the first quarter of 2009 was the result of weaker volumes, as customers continued to purchase cautiously and reduce inventory. Pricing, product mix and development of sales in niches of industrial, agriculture, horticulture and other markets helped to mitigate the impact of lower demand, primarily in the Material Handling and Lawn and Garden Segments. Distribution markets remained soft from the slowdown in vehicle and tire service, due to the continued decline in miles driven and depressed auto sales. Auto and Custom Segment sales continued to be adversely affected by the severe downturn in original equipment markets.
Despite the weaker sales environment, gross profit as a percent of sales improved 500 basis points in the first quarter of 2009 compared to the first quarter of 2008. This improvement was due to favorable pricing and raw material costs, primarily in the Material Handling and Lawn and Garden Segments. In addition, the Company began to recognize productivity and manufacturing benefits from its Lawn and Garden Segment restructuring program.
Special expenses during the first quarter of 2009 were $6.4 million and included:
1)	approximately $5.4 million related to restructuring in the Lawn and Garden Segment; and

2)	approximately $1.0 million related to the closure of one facility in the Auto and Custom Segment.
Outlook for 2009
Myers Industries is taking a conservative stance on meaningful economic and end market improvements in 2009. The Company continues to focus on cultivating emerging growth opportunities, strengthening competitive positions in its niche markets an aligning manufacturing and distribution structures to further reduce costs. As previously announced, a new optimization program has been initiated in the Material Handling Segment, and the Company continues to review other business segments for operational initiatives that will fuel sustainable, profitable growth. The Company will maintain its disciplined management of cash flow to take advantage of growth opportunities and ensure benefits for all shareholders.
About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company reported 2008 net sales of $867.8 million. Visit www.myersind.com to learn more.
About the 2009 First Quarter Financial Results: The data herein is unaudited and reflects our current best estimates and may be revised as a result of management’s further review of our results for the quarter ended March 31, 2009. During the course of the preparation of our final consolidated financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and from the Company’s Investor Relations section of its web site, at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.
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Myers Industries Reports 2009 First Quarter Results— 04/16/09	page 3 of 3
MYERS INDUSTRIES, INC.
CONDENSED STATEMENTS OF INCOME
($ in thousands, except per share data)

	Quarter Ended
	March 31,
	2009	2008

Net Sales	$190,100	$249,346
Cost of Sales	134,883	189,386

Gross Profit	55,218	59,960
Selling, General & Administrative Expenses	44,460	43,199

Operating Income	10,758	16,761
Interest Expense, Net	2,446	3,000

Income from Continuing Operations Before Income Taxes	8,312	13,760
Income Taxes	3,209	5,112

Income from Continuing Operations	5,102	8,648
Income from Discontinued Operations, Net of Tax	—	1,732

Net Income	$5,102	$10,380

Income Per Basic & Diluted Common Share
Continuing Operations	$0.14	$0.25
Discontinued Operations	—	0.05

Net Income Per Share	$0.14	$0.30

Weighted Average
Common Shares Outstanding	35,246,618	35,187,169

CONDENSED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
	2009	2008

Assets
Current Assets	$246,730	$232,648
Other Assets	135,854	137,347
Property, Plant & Equipment	188,859	198,905

	$571,443	$568,900

Liabilities & Shareholders’ Equity
Current Liabilities	$86,014	$96,970
Long-term Debt, less current portion	181,532	169,546
Deferred Income Taxes	42,793	43,149
Other Liabilities	6,412	6,396
Shareholders’ Equity	254,692	252,839

	$571,443	$568,900

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